UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 25, 2008, pursuant to a previously disclosed Stock Purchase Agreement between the registrant, the registrant’s Proton Energy Systems, Inc. subsidiary (“Proton”) and F9 Investments, LLC, dated as of June 4, 2008 (the “Stock Purchase Agreement”), the registrant completed the sale of Proton to F9 Investments. The aggregate purchase price for Proton under the Stock Purchase Agreement was $10,187,000. The actual amount paid at the closing was $8,769,653, after deducting (i) a working capital adjustment of $882,347, (ii) a $200,000 escrow to provide for possible post-closing corrections to the working capital adjustment amount and (iii) the $335,000 breakup fee paid to Baker Companies, Inc. The closing payment was paid directly to Perseus Partners VII, L.P., the registrant’s secured creditor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Stock Purchase Agreement by and between the registrant and F9 Investments, LLC, dated as of June 4, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 14, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: July 28, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement by and between the registrant and F9 Investments, LLC, dated as of June 4, 2008 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 14, 2008).